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                                                                     Exhibit 1.1

                           THE PHOENIX COMPANIES, INC.

                             6,000,000 EQUITY UNITS
               (INITIALLY CONSISTING OF 6,000,000 CORPORATE UNITS)

                    ----------------------------------------

                             UNDERWRITING AGREEMENT

                          GENERAL TERMS AND CONDITIONS

                                                               December 16, 2002

To the Underwriters
named in Schedule I to the Pricing Agreement attached hereto as Annex I.

Ladies and Gentlemen:

     From time to time The Phoenix Companies, Inc., a Delaware corporation (the "COMPANY"), proposes to enter into one or more Pricing Agreements in the form of Annex I hereto (each, a "PRICING AGREEMENT") which incorporates by reference these Underwriting Agreement General Terms and Conditions (this "UNDERWRITING AGREEMENT"), with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the "UNDERWRITERS" with respect to such Pricing Agreement and the securities specified therein) certain Corporate Units (as defined below) of the Company specified in Schedule II to such Pricing Agreement (with respect to such Pricing Agreement, the "FIRM SECURITIES"). If specified in such Pricing Agreement, the Company may grant to the Underwriters the right to purchase at their election an additional number of Corporate Units, specified in such Pricing Agreement as provided in Section 3 hereof (the "OPTIONAL SECURITIES"). The Firm Securities and the Optional Securities, if any, which the Underwriters elect to purchase pursuant to Section 3 hereof are herein collectively called the "DESIGNATED SECURITIES".

     Each "CORPORATE UNIT" is a unit with a stated amount of $25 (the "STATED AMOUNT") comprised of (a) a stock purchase contract (a "PURCHASE CONTRACT", and collectively with each other Purchase Contract, the "PURCHASE CONTRACTS") under which (i) the holder of a Corporate Unit (a "HOLDER," and collectively with other Holders of Corporate Units, the "HOLDERS") will purchase from the Company on February 16, 2006 (the "SETTLEMENT DATE"), for $25 per Corporate Unit, a number of shares of common stock, par value $0.01 per share, of the



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Company (the "COMMON STOCK"), as set forth in the Purchase Contract Agreement
(as defined below) together with the rights (the "RIGHTS") evidenced by such Common Stock to the extent provided in the Stockholder Rights Agreement dated as of June 19, 2001 between the Company and EquiServe Trust Company, N.A., as rights agent (unless such Rights generally shall have been redeemed or terminated previously) and (ii) the Company will pay quarterly contract adjustment payments at the rate of 0.65% of the Stated Amount per year, and (b) $25 principal amount of the Company's Notes due February 16, 2008 (a "NOTE" and collectively with each other Note, the "NOTES").

     In accordance with the terms of a Purchase Contract Agreement (the "PURCHASE CONTRACT AGREEMENT") to be dated as of the Time of Delivery (as defined below) between the Company and SunTrust Bank, as Purchase Contract Agent (the "PURCHASE CONTRACT AGENT"), pursuant to which the Purchase Contracts will be issued, the holders of the Corporate Units will pledge all of their respective title, right and interest in and to the Notes constituting part of the Corporate Units to SunTrust Bank, as Collateral Agent (the "COLLATERAL AGENT"), pursuant to a Pledge Agreement (the "PLEDGE AGREEMENT") to be dated as of the Time of Delivery among the Company, the Purchase Contract Agent and the Collateral Agent, to secure the Holders' obligations under the Purchase Contracts. The Purchase Contract Agreement and the Pledge Agreement are herein collectively referred to as the "EQUITY UNIT AGREEMENTS."

     The Notes will be issued pursuant to the Subordinated Indenture (the "BASE INDENTURE"), to be dated the First Time of Delivery (as defined below) between the Company and SunTrust Bank, as indenture trustee (the "TRUSTEE"), as supplemented by the First Supplemental Indenture (the "FIRST SUPPLEMENTAL INDENTURE") to be dated as of the Time of Delivery between the Company and the Trustee. The Base Indenture, as so amended or supplemented, is herein referred to as the "INDENTURE."

     Pursuant to a Remarketing Agreement (the "REMARKETING AGREEMENT") to be dated as of the Time of Delivery among the Company, the Purchase Contract Agent and the Remarketing Agent (as defined in the Remarketing Agreement, the "REMARKETING AGENT"), the Remarketing Agent, will remarket the Notes, subject to the terms and conditions set forth therein.

     The terms and rights of the Corporate Units shall be as specified in the Pricing Agreement.

     A registration statement on Form S-3 (File No. 333-101629) in respect of the Designated Securities has been filed with the Securities and Exchange Commission (the "COMMISSION"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "ACT"), relating to the registration of



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certain securities of the Company, including the Corporate Units, the Purchase
Contracts, the Notes and the Common Stock (the "SHELF SECURITIES"), to be sold from time to time by the Company. The registration statement as amended at the time it became effective, including information if any deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Act, but excluding such Forms T-1 as are attached as exhibits thereto, is hereinafter referred to as the "REGISTRATION STATEMENT," and the prospectus included therein relating to the Shelf Securities at the time the Registration Statement became effective is hereinafter referred to as the "BASIC PROSPECTUS." The Basic Prospectus, as supplemented by the prospectus supplement dated December 16, 2002 (the "PROSPECTUS SUPPLEMENT"), relating to the Corporate Units, in the form first used to confirm sales of the Corporate Units is hereinafter referred to as the "PROSPECTUS." If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "RULE 462 REGISTRATION STATEMENT"), then any reference herein to the term "REGISTRATION STATEMENT" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Underwriting Agreement to the Registration Statement, the Basic Prospectus, the preliminary form of Prospectus relating to the Corporate Units (a "PRELIMINARY PROSPECTUS") filed with the Commission or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "EXCHANGE ACT") on or before the date of this Agreement or the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, and any reference to "AMEND," "AMENDMENT" or "SUPPLEMENT" with respect to the Registration Statement, the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any Preliminary Prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

     1. Particular sales of Designated Securities may be made from time to time to the Underwriters of such Securities, for whom the firms designated as representatives of the Underwriters of such Corporate Units in the Pricing Agreement relating thereto will act as representatives (the "REPRESENTATIVES"). The term "REPRESENTATIVES" also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. The Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Corporate Units or as an obligation of the Underwriters to purchase any of the Corporate Units. The obligation of the Company to issue and sell any of the Corporate Units and the obligation of any of the Underwriters to purchase any of the Corporate Units shall be evidenced by the Pricing Agreement


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with respect to the Designated Securities specified therein. Each Pricing
Agreement shall specify the aggregate number of the Designated Securities, the initial public offering price of such Designated Securities or the manner of determining such price, the purchase price to the Underwriters of such Designated Securities, the names of the Underwriters of such Designated Securities, the names of the Representatives of such Underwriters, the number of such Designated Securities to be purchased by each Underwriter and the commission, if any, payable to such Underwriters with respect thereto and shall set forth the date, time and manner of delivery of, and payment for, the Firm Securities and Optional Securities, if any. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of telegraphic communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under any Pricing Agreement shall be several and not joint.

     2. The Company represents and warrants to, and agrees with, each of the Underwriters that:

          (a) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission.

          At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective, the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Act and the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT") and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the




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     Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

          Each Preliminary Prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act.

          (b) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective and at the time the Prospectus was issued, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) Independent Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Registration Statement are independent public accountants as required by the Act.

          (d) Financial Statements. The consolidated financial statements included or incorporated by reference in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved, provided that, such financial statements relating to interim periods have been prepared in accordance with GAAP for interim periods and accordingly do not include all of the information and footnotes required by GAAP for complete financial statements. The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of



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     the audited financial statements included or incorporated in the
     Registration Statement.

          The statutory financial statements of the Company's subsidiaries that are insurance companies (the "INSURANCE SUBSIDIARIES"), from which certain ratios and other statistical data included or incorporated by reference in the Registration Statement have been derived have for each relevant period been prepared in conformity with statutory accounting practices required or permitted by the insurance laws of their respective states of domicile, and the rules and regulations promulgated thereunder, and such statutory accounting practices have been applied on a consistent basis throughout the periods involved, except as may otherwise be indicated therein or in the notes thereto.

          The data included or incorporated by reference in the Registration Statement and the Prospectus related to assets under management by the Company, Phoenix Life Insurance Company ("PHOENIX LIFE"), Phoenix Life's affiliates, Phoenix Investment Partners, Ltd. ("PXP") and PXP's asset managers are correct in all material respects.

          (e) Internal Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and statutory accounting practices, as the case may be, and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

          (f) Good Standing of the Company. The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole (collectively, the "PHOENIX ENTERPRISE").

          (g) Good Standing of Subsidiaries. Each subsidiary of the Company listed on Annex V hereto (each a "SIGNIFICANT SUBSIDIARY" and



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     collectively, the "SIGNIFICANT SUBSIDIARIES") has been duly incorporated or organized, as the case may be, is validly existing as a corporation, stock life insurance company or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, as the case may be. Each Significant Subsidiary has the power, corporate or otherwise, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Phoenix Enterprise; all of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company in the percentages set forth on Annex V hereto, free and clear of all liens, encumbrances, equitable claims or other adverse claims. Each subsidiary of the Company which meets the definition of significant subsidiary contained in Rule 1-02 of Regulation S-X is included on Annex V.

          (h) No Material Adverse Change in Business. There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Phoenix Enterprise from that set forth in the Registration Statement and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement). Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as otherwise described in the Registration Statement or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), (i) the Company and the Significant Subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; (ii) none of the Significant Subsidiaries has purchased any of its outstanding capital stock, and neither the Company nor any of the Significant Subsidiaries has declared, paid or otherwise made any dividend or distribution of any kind on its capital stock other than ordinary and customary dividends; and (iii) there has not been any material change in
     (A) the short-term debt or long-term debt of the Company and the Significant Subsidiaries considered as a whole or (B) the capital stock of the Company and the Significant Subsidiaries.

          (i) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus (except for (i) subsequent issuances, if any, pursuant to this Agreement, pursuant to



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     reservations, agreements or employee benefit plans referred to in the
     Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus and (ii) subsequent repurchases pursuant to previously announced share repurchase plans). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

          (j) Authorization of Agreement. This Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

          (k) Authorization and Description of Securities. The Designated Securities to be issued and sold by the Company to the Underwriters pursuant to the relevant Pricing Agreement have been duly and validly authorized, and when executed and authenticated in accordance with the provisions of the Purchase Contract Agreement and the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will be entitled to the benefits of the Purchase Contract Agreement in the case of the Purchase Contracts and the Indenture in the case of the Notes and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, or other similar laws affecting creditors' rights generally and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event, the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and
     5.06 of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (a) the Notes, (b) the Treasury Securities or (c) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units (as defined in the Prospectus); provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and the Designated Securities will conform in all material



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     respects to the descriptions thereof in the Prospectus.

          (l) Absence of Conflicts. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Corporate Units, the Purchase Contracts, the Notes, the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, this Underwriting Agreement and the Pricing Agreement (collectively the "TRANSACTION DOCUMENTS") will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or Phoenix Life or any agreement or other instrument binding upon the Company or any of the Significant Subsidiaries that is material to the Phoenix Enterprise or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of the Significant Subsidiaries.

          (m) Absence of Labor Dispute. No material labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, which may be reasonably expected to result in a material adverse effect on the Phoenix Enterprise.

          (n) Absence of Proceedings. There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened to which the Company or any of its subsidiaries is a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

          (o) Possession of Intellectual Property. The Company and its subsidiaries own or possess, or have the ability to acquire, all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them, except where the failure to own, possess or have the ability to acquire such patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise, and none of the Company nor its subsidiaries has received any notice of infringement of or conflict with asserted rights of



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     others with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the Phoenix Enterprise.

          (p) Absence of Further Requirements. No consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the issuance and sale of the Corporate Units or the performance by the Company of its obligations under the Transaction Documents, except such as have been obtained under the Federal securities laws or state insurance laws or may be required by the securities or Blue Sky laws of the various States or any foreign jurisdictions in connection with the offer and sale of the Corporate Units.

          (q) Possession of Licenses and Permits. Each of the Company and its subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "CONSENTS") of and from, and has made all filings and declarations (collectively, the "FILINGS") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the Phoenix Enterprise; all such Consents and Filings are in full force and effect, the Company and its subsidiaries are in compliance with such Consents and neither the Company nor any of its subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise; to the knowledge of the Company, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Phoenix Life Insurance Company or any other Insurance Subsidiary to its parent which would have individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; and each of the Company and each subsidiary thereof that is required to be organized or licensed as an insurance company in its jurisdiction of incorporation is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Phoenix Enterprise.




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          (r)  Title to Property. The Company and its subsidiaries have good and valid title in fee simple to all real property and good and valid title to all personal property owned by them which is material to, and used in the conduct of, the business of the Phoenix Enterprise, in each case free and clear of all liens, encumbrances and defects except (i) such as are described in the Prospectus, (ii) leases entered into in the ordinary course of business or (iii) such as do not materially affect the value of such property and do not materially interfere with the use made and currently proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings that are material to the business of the Phoenix Enterprise held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Prospectus.

          (s) Investment Company Act. None of the Company or any of its subsidiaries is, or upon the issuance and sale of the Corporate Units as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, required to register as an "investment company" as such term is defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

          (t) Broker-Dealer Subsidiaries and Investment Advisor Subsidiaries. Each subsidiary of the Company which is engaged in the business of acting as a broker-dealer or an investment advisor (respectively, a "BROKER-DEALER SUBSIDIARY" and "INVESTMENT ADVISOR SUBSIDIARY") is duly licensed or registered as a broker-dealer or investment advisor, as the case may be, in each jurisdiction where it is required to be so licensed or registered to conduct its business, in each case, with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary has all other necessary approvals of and from all applicable regulatory authorities, including any self-regulatory organization, to conduct its businesses, in each case with such exceptions, as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise; except as otherwise provided in the Prospectus, none of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries has received any notification from any applicable regulatory authority to the effect that any additional approvals from such regulatory authority are needed to be obtained by such subsidiary in any case where it could be reasonably expected that (i) any of the Broker-Dealer Subsidiaries or Investment Advisor Subsidiaries would in fact be required either to obtain any such


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     additional approvals or cease or otherwise limit engaging in certain business; and (ii) the failure to have such approvals or such limitations on business would have a material adverse effect on the Phoenix Enterprise; and each Broker-Dealer Subsidiary and each Investment Advisor Subsidiary is in compliance with the requirements of the broker-dealer and investment advisor laws and regulations of each jurisdiction which are applicable to such subsidiary, and has filed all notices, reports, documents or other information required to be filed thereunder, in each case with such exceptions as would not have, individually or in the aggregate, a material adverse effect on the Phoenix Enterprise.

          (u) Environmental Laws. The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("ENVIRONMENTAL LAWS"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise.

          (v) Registration Rights. Other than with respect to the Company's Directors Stock Plan, the Company's Stock Incentive Plan and any tax-qualified defined contribution pension or savings plans, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Designated Securities registered pursuant to the Registration Statement.

          (w) Purchase Contract Agreement and Pledge Agreement. The Purchase Contract Agreement and the Pledge Agreement have each been duly authorized by the Company, and, assuming due authorization thereof by the other parties thereto, when duly executed and delivered in accordance with their terms by the Company and the other parties thereto will each be, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C.ss.ss.101-1330, as amended) should not substantively limit the provisions of Sections [3.15] and [5.06] of the Purchase Contract Agreement or Section [5.04] of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities (as defined in the Purchase Contract Agreement) or (3) the applicable ownership interest of the Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units; provided further, however, the Company makes no representation as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. The Purchase Contract Agreement and the Pledge Agreement will conform in all material respects to the descriptions thereof in the Prospectus.

          (x) The Remarketing Agreement. The Remarketing Agreement has been duly authorized by the Company and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Remarketing Agreement will conform in all material respects to the description thereof in the Prospectus.

          (y) Listing Application; Registration. As of the date hereof, the Company has filed with the Commission a registration statement on Form 8-A under the Exchange Act with respect to the Corporate Units and the shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts and the Company has applied to list the Corporate Units on the New York Stock Exchange (the "EXCHANGE");

          (z) Underlying Common Stock. (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus and (ii) the

     Rights, if any, issuable upon satisfaction of Holders' obligations under the Purchase Contracts have been duly authorized and, when and if issued in accordance with the terms of the Purchase Contract Agreement and the Stockholder Rights Agreement, will have been validly issued and will conform to the description thereof in the Prospectus.

          (aa) Indenture. The Indenture has been duly authorized and duly qualified under the Trust Indenture Act and, when the Base Indenture and the First Supplemental Indenture are executed and delivered by the Company and the Trustee (and assuming due authorization, execution and delivery of the Base Indenture and First Supplemental Indenture by the Trustee), the Indenture will constitute a valid and binding instrument of the Company, enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Indenture will conform in all material respects to the description thereof in the Prospectus.

          (bb) Notes. The Notes have been duly authorized by the Company, and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement and the Pricing Agreement, will constitute valid and binding obligations of the Company, entitled to the benefits provided by the Indenture, and enforceable against the Company in accordance with their terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity). The Notes will conform in all material respects to the description thereof contained in the Prospectus.

          (cc) Documents Required to Be Filed or Described. There are no contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required.

          (dd) Confirmation of Representations, Warranties and Agreements. The Company hereby repeats and confirms as if set forth in full herein each of the representations, warranties and agreements made by it in the Pledge Agreement and agrees that such representations, warranties and agreements are made hereby for the benefit of and may be relied upon by the Underwriters and counsel to the Underwriters.

          (ee) Company Officer's Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

     3. Upon the execution of the Pricing Agreement and authorization by the Representatives of the release of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale upon the terms and conditions set forth in the Prospectus as amended or supplemented.

     The Company may specify in the Pricing Agreement applicable to any Designated Securities that the Company thereby grants to the Underwriters the right (an "OVERALLOTMENT OPTION") to purchase at their election a certain number of Optional Securities, on the terms set forth in such Pricing Agreement, for the sole purpose of covering sales of Corporate Units in excess of the number of Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company, given within a period specified in the Pricing Agreement, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than or later than the respective number of business days after the date of such notice set forth in such Pricing Agreement.

     The number of Optional Securities to be added to the number of Firm Securities to be purchased by each Underwriter as set forth in Schedule I to the Pricing Agreement applicable to such Designated Securities shall be, in each case, the number of Optional Securities which the Company has been advised by the Representatives have been allocated to such Underwriter; provided that, if the Company has not been so advised, the number of Optional Securities to be so added shall be, in each case, that proportion of Optional Securities which the number of Firm Securities to be purchased by such Underwriter under such Pricing Agreement bears to the aggregate number of Firm Securities (rounded as the Representatives may determine to the nearest 40 Corporate Units). The total number of Designated Securities to be purchased by all the Underwriters pursuant to such Pricing Agreement shall be the aggregate number of Firm Securities set forth in Schedule I to such Pricing Agreement plus the aggregate number of Optional Securities which the Underwriters elect to purchase.

     4. Certificates for the Designated Securities to be purchased by each Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, (including, if so specified, in global form) and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours' prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriter, against payment by such Underwriter or on its behalf of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance as specified in such Pricing Agreement, (i) with respect to the Firm Securities, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the "FIRST TIME OF DELIVERY," and (ii) with respect to the Optional Securities, if any, in the manner and at the time and date specified by the Representatives in the written notice given by the Representatives of the Underwriters' election to purchase such Optional Securities, or at such other time and date as the Representatives and the Company may agree upon in writing, such time and date, if not the First Time of Delivery, herein called the "SECOND TIME OF DELIVERY." Each such time and date for delivery is herein called a "TIME OF DELIVERY." For purposes of this Agreement, "NEW YORK BUSINESS DAY" shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

     5.  The Company agrees with each of the Underwriters of the Designated
Securities:

          (a) To prepare the Prospectus as amended or supplemented in relation to the applicable Corporate Units in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of the Pricing Agreement relating to the applicable Designated Securities, or, if applicable, such earlier time as may be required by Rule 424(b); to make no further amendment or any supplement to the Registration Statement or Prospectus as amended or supplemented after the date of the Pricing Agreement relating to such Corporate Units and prior to the Time of Delivery for such Corporate Units which shall be disapproved by the Representatives for such Corporate Units promptly after reasonable notice thereof; to advise the Representatives promptly of any such amendment or supplement after such Time of Delivery and furnish the Representatives with copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of such Corporate Units, and during such same period to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any prospectus relating to the Corporate Units, of the suspension of the qualification of such Corporate Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and, in the event of the issuance of any such stop order or of any such order preventing or suspending the use of any prospectus relating to the Corporate Units or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

          (b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify such Corporate Units for offering and sale under the securities laws (including applicable laws relating to the issuance of securities by insurance companies or their affiliates) of such jurisdictions within the United States as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of such Corporate Units, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

          (c) Prior to 12:00 p.m., New York City time, on the business day next succeeding the date of the Pricing Agreement applicable to the Corporate Units and from time to time, to furnish the Underwriters with copies of the Prospectus as amended or supplemented in such quantities as the Representatives may from time to time reasonably request, and, if the delivery of a prospectus is required at any time in connection with the offering or sale of the Corporate Units and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Representatives and upon their request to file such document and to prepare and furnish without charge to each

     Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance;

          (d) To make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158); and

          (e) Without the prior written consent of each of the Representatives on behalf of the Underwriters, it will not, during the period beginning from the date of the Pricing Agreement for the Designated Securities and continuing to and including the date 90 days after the date of the Prospectus Supplement (the "LOCK-UP PERIOD"), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any Equity Units, Purchase Contracts or shares of Common Stock or any securities convertible into or exercisable or exchangeable for Equity Units, Purchase Contracts or shares of Common Stock or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Units, Purchase Contracts or shares of Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Equity Units, Purchase Contracts or shares of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) the sale of Designated Securities to the Underwriters hereunder and under the Pricing Agreement, (b) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof of which the Underwriters have been advised in writing, (c) any shares of Common Stock of the Company to be issued in connection with the Treasury Units (as defined in the Prospectus) or the Corporate Units to be created or recreated upon substitution of pledged securities or issuable upon settlement of the Treasury Units or Corporate Units, (d) any capital stock issued or options to purchase shares of the Company's Common Stock granted pursuant to employment benefit plans of the Company or other employee on non-employee director compensation arrangements or agreements in existence as of the date of the Prospectus, or (e) any capital stock or any securities convertible into or exercisable or exchangeable for capital stock of the Company as consideration for any acquisition by the

     Company, provided that any such transaction is not required to be registered under the Act and any recipients of such capital stock or securities during the Lock-Up Period agree in writing not to sell or otherwise transfer such capital stock or securities during the Lock-Up Period.

     6. The Company covenants and agrees with the several Underwriters that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company's counsel and accountants in connection with the registration of the Designated Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, any Transaction Document, any Blue Sky Memorandum, closing documents (including compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Corporate Units; (iii) all expenses in connection with the qualification of the Corporate Units for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey(s); (iv) the cost of preparing certificates at the Time of Delivery for the Corporate Units, the Treasury Units (as defined in the Prospectus) and the Notes; (v) the cost and charges of any transfer agent or registrar or dividend disbursing agent and any securities intermediary in connection with the Transaction Documents and of the Purchase Contract Agent and the Collateral Agent; and (vi) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 8 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Corporate Units by them, and any advertising expenses connected with any offers they may make.

     7. The obligations of the Underwriters of any Designated Securities under the Pricing Agreement applicable to such Designated Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties and other statements of the Company in or incorporated by reference in the Pricing Agreement relating to such Designated Securities are, at and as of the Time of Delivery for such Designated Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

          (a) The Prospectus as amended or supplemented in relation to the applicable Designated Securities shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with.

          (b) Davis Polk & Wardwell, counsel for the Underwriters, shall have furnished to the Representatives such opinion or opinions, dated each Time of Delivery for such Designated Securities, with respect to the Pricing Agreement applicable to the Designated Securities, the validity of the Designated Securities being delivered at such Time of Delivery, the Registration Statement, the Prospectus and such other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

          (c) Debevoise & Plimpton, counsel for the Company, shall have furnished to you their written opinion dated each Time of Delivery for such Designated Securities, in form and substance satisfactory to you, to the effect set forth in Annex II to this Underwriting Agreement.

          (d) Tracy L. Rich, Executive Vice President and General Counsel to the Company, shall have furnished to you his written opinion, dated each Time of Delivery for such Designated Securities, in form and substance satisfactory to you, to the effect set forth in Annex III to this Underwriting Agreement.

          (e) On the date of the Pricing Agreement for the Designated Securities at a time prior to the execution of the Pricing Agreement with respect to such Designated Securities and at each Time of Delivery for such Designated Securities, PricewaterhouseCoopers LLP, the independent accountants of the Company, shall have furnished to the Representatives a letter, dated the date of the Pricing Agreement and a letter dated such Time of Delivery, respectively, as to such matters ordinarily included in accountants' "comfort letters" to underwriters as the Representatives may reasonably request and in form and substance satisfactory to the Representatives;

          (f) (i) Except as described in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the

     Company and its subsidiaries, considered as a whole, from the dates as of which information is given in the Registration Statement and the Prospectus as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities; and (ii) except as contemplated in the Prospectus, since the respective dates as of which information is given in the Prospectus as amended or supplemented on or prior to the date of the Pricing Agreement relating to the Designated Securities there shall not have been any change in the capital stock (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance securities and upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Prospectus) or long-term debt of the Company or any of its subsidiaries or any change, or any development involving a prospective change, in or affecting the business affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries considered as a whole, otherwise than as set forth or contemplated in the Prospectus as amended on or prior to the date of the Pricing Agreement relating to the Designated Securities, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as first amended or supplemented relating to the Designated Securities;

          (g) On or after the date of the Pricing Agreement relating to the Designated Securities (i) no downgrading shall have occurred in the rating accorded the Company, any Subsidiary of the Company or any of the Company's or any subsidiary's securities or in the rating outlook for the Company or any subsidiary of the Company by any "nationally recognized statistical rating organization," as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities;

          (h) On or after the date of the Pricing Agreement relating to the Designated Securities there shall not have occurred any of the following:
     (i) a suspension or material limitation in trading in securities generally on the Exchange or the Nasdaq National Market; (ii) a material suspension or limitation in trading in the Company's securities on the Exchange or any other exchange or over-the-counter market; (iii) a material disruption in securities settlement payment or clearance services in the United States shall have occurred; (iv) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (v) a material adverse change in the financial markets, the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or other calamity or crisis, if the effect of any such event specified in this clause (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Designated Securities on the terms and in the manner contemplated in the Prospectus as amended or supplemented relating to the Designated Securities;

          (i) The Company shall have furnished or caused to be furnished to the Representatives at each Time of Delivery for the Designated Securities a certificate or certificates of the Chief Financial Officer of the Company satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company herein at and as of such Time of Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a), (f) and (g) of this Section and as to such other matters as the Representatives may reasonably request; and

          (j) The Representatives shall have received the "lock-up" agreements, between them and certain executive officers and directors of the Company relating to sales and certain other dispositions of shares of Common Stock of the Company or certain other securities, each substantially in the form attached as Annex IV to this Agreement, and such "lock-up" agreements shall be in full force and effect on the Date of the Pricing Agreement.

     8. (a) The Company agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Act as follows:

               (i) against any and all loss, liability, claim and damage (including, without limitation, any legal or other expenses reasonably incurred in investigating or defending any such liability or claim) whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A or Rule 434 under the Act (the "RULE 430A/434 INFORMATION"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(d) below) any such settlement is effected with the written consent of the Company; and

               (iii) against any and all expense whatsoever, as incurred (including the fees and disbursement of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
          (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A/434 Information, if applicable, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further, that the foregoing indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, or liabilities purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Designated Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such losses, claims, damages or liabilities, unless such failure is the result of noncompliance by the Company with Section 5 (c) hereof.

          (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A/434 Information, if applicable, or any Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such Preliminary Prospectus or the Prospectus (or any amendment or supplement thereto).

          (c) Each indemnified party shall give written notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. The indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel related to such proceeding shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 8 or Section 9 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim.

          (d) If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement or the nature contemplated by Section 8(a)(ii) effected without its written consent only if (i) such settlement is entered into more that 45 days after receipt by such indemnifying party of the aforesaid request,
     (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

     9. If the indemnification provided for in Section 8 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of such indemnification, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

     The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Designated Securities pursuant to this Agreement and the Pricing Agreement (before deducting expenses) received by the Company and the total underwriting discount and commissions received by the Underwriters, in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Designated Securities as set forth on such cover.

     The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable consideration referred to above in this Section 9. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 9 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

     Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Designated Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     For purposes of this Section 9, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter; each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company. The Underwriters' respective obligations to contribute pursuant to this Section 9 are several in proportion to the number of Designated Securities set forth opposite their respective names in Schedule 5 hereto and not joint.

     10. (a) If any Underwriter shall default in its obligation to purchase the Designated Securities which it has agreed to purchase under the Pricing Agreement relating to such Corporate Units, the Representatives may in their discretion arrange for themselves or another party or other parties to purchase all, but not less than all of such Corporate Units subject to such default on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Designated Securities, as the case may be, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase such Corporate Units on such terms. In the event that, within the respective prescribed period, the Representatives notify the Company that they have so arranged for the purchase of such Corporate Units, or the Company notifies the Representatives that it has so arranged for the purchase of such Corporate Units, the Representatives or the Company shall have the right to postpone a Time of Delivery for such Corporate Units for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus as amended or supplemented, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the opinion of the Representatives may thereby be made necessary. The term "UNDERWRITER" as used in the Pricing Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to the Pricing Agreement with respect to such Designated Securities.

          (b) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Corporate Units which remains unpurchased does not exceed 10% of the aggregate number of the Designated Securities to be purchased at the respective Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Designated Securities which such Underwriter agreed to purchase under the Pricing Agreement relating to such Designated Securities and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Designated Securities which such Underwriter agreed to purchase under such Pricing Agreement) of the Designated Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

          (c) If, after giving effect to any arrangements for the purchase of the Designated Securities of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of Designated Securities which remains unpurchased exceeds 10% of the aggregate number of the Designated Securities as referred to in subsection (b) above, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Designated Securities of a defaulting Underwriter or Underwriters, then the Pricing Agreement relating to such Designated Securities shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 6 hereof and the indemnity and contribution agreements in Sections 8 and 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

     11. The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth or incorporated by reference in the Pricing Agreement with respect to the Designated Securities or made by or on behalf of them, respectively, pursuant to such Pricing Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Corporate Units.

     12. If for any reason Designated Securities are not delivered by or on behalf of the Company as provided herein (other than in respect of a breach of the Pricing Agreement by any Underwriter of Designated Securities covered by such Pricing Agreement), the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of such Designated Securities, but the Company shall then be under no further liability to any Underwriter with respect to such Designated Securities except as provided in Sections 6 and 8 hereof.

     13. In all dealings under the Pricing Agreement applicable to the Designated Securities, the Representatives of the Underwriters of the Designated Securities shall act on behalf of each of such Underwriters, and the parties thereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any such Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in such Pricing Agreement.

     All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement with respect to the Designated Securities; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to The Phoenix Companies, Inc., One American Row, Hartford, CT 06102, attention Nancy Engberg; provided, however, that any notice to an Underwriter pursuant to
Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters' Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

     14. This Agreement and each Pricing Agreement with respect to the Designated Securities shall be binding upon, and inure solely to the benefit of, the Underwriters and the Company and, to the extent provided in Sections 8, 9 and 11 hereof, the officers, directors and affiliates of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of such Pricing Agreement. No purchaser of any of the Corporate Units from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

     15. Time shall be of the essence of each Pricing Agreement. As used herein, "BUSINESS DAY" shall mean any day other than a Saturday or Sunday or a day on which banks in the City of New York are authorized or required to close.

     16. These Underwriting Agreement General Terms and Conditions and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     17. The Agreement and each Pricing Agreement may be executed by any one or more of the parties thereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof.

                                          Very truly yours,

                                          THE PHOENIX COMPANIES, INC.


                                          By: /s/ Naomi Baline Kleinman
                                             ------------------------------
                                             Name:  Naomi Baline Kleinman
                                             Title: Vice President



Accepted as of the date hereof by the Representatives of the Underwriters listed in Schedule I to the Pricing Agreement:

MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By:/s/ K. Cannella
   -------------------------------
   Name:  Kerry Cannella
   Title: Vice President


MORGAN STANLEY & CO.
  INCORPORATED


By: /s/ Joseph P. Coleman
   -------------------------------
   Name:  Joseph P. Coleman
   Title: Managing Director

                                                                         ANNEX I

                                PRICING AGREEMENT

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated

                                                               December 16, 2002

Ladies and Gentlemen:

     The Phoenix Companies, Inc., a Delaware corporation (the "COMPANY", proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement General Terms and Conditions dated December 16, 2002, attached hereto, to issue and sell to the Underwriters named in Schedule I hereto (the "UNDERWRITERS") the Corporate Units specified in Schedule II hereto (the "DESIGNATED SECURITIES," consisting of Firm Securities and any Optional Securities the Underwriters may elect to purchase). Each of the provisions of the Underwriting Agreement General Terms and Conditions is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement General Terms and Conditions so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement General Terms and Conditions are used herein as therein defined. The Representatives designated to act on behalf of each of the Underwriters of the Designated Securities pursuant to Section 13 of the Underwriting Agreement General Terms and Conditions and the addresses of the Representatives referred to in such Section 13 are set forth at the end of
Schedule II hereto.

     An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

     Subject to the terms and conditions set forth herein and in the Underwriting Agreement General Terms and Conditions incorporated herein by reference, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Securities set forth opposite the name of such Underwriter in
Schedule I hereto and, in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Securities, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in Schedule II hereto such number of Optional Securities (as to which such election shall have been exercised) determined pursuant to Section 3 of the Underwriting Agreement General Terms and Conditions, attached hereto.

     The Company hereby grants to each of the Underwriters the right to purchase on or before December 31, 2002 at their election up to the number of Optional Securities set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Securities. Any such election to purchase Optional Securities may be exercised by written notice from the Representatives to the Company given on or before the Business Day preceding December 31, 2002, setting forth the aggregate number of Optional Securities to be purchased and the date on which such Optional Securities are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no later than December 31, 2002.

     If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement General Terms and Conditions incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters, on the one hand, and the Company, on the other. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                           Very truly yours,

                                           THE PHOENIX COMPANIES, INC.


                                           By: /s/ Naomi Baline Kleinman
                                               ---------------------------------
                                               Name:  Naomi Baline Kleinman
                                               Title: Vice President


Accepted as of the date hereof by the Representatives of the Underwriters listed in Schedule I to the Pricing Agreement:


MERRILL LYNCH, PIERCE, FENNER
  & SMITH INCORPORATED


By: /s/ K. Cannella
    ----------------------------------
    Name:  Kerry Cannella
    Title: Vice President



MORGAN STANLEY & CO.
  INCORPORATED

By: /s/ Joseph P. Coleman
    ----------------------------------
    Name:  Joseph P. Coleman
    Title: Managing Director

                                   SCHEDULE I


                                                                              MAXIMUM NUMBER OF
                                                           NUMBER OF         OPTIONAL SECURITIES
                                                        FIRM SECURITIES         WHICH MAY BE
                    UNDERWRITER                         TO BE PURCHASED           PURCHASED
                    -----------                         ---------------           ---------

Merrill Lynch, Pierce, Fenner & Smith Incorporated        2,700,000                405,000
Morgan Stanley & Co. Incorporated                         2,700,000                405,000
Bear, Stearns & Co. Inc.                                    600,000                 90,000
                                                          ---------                -------
Total                                                     6,000,000                900,000
                                                          =========                =======

                                   SCHEDULE II


TITLE OF DESIGNATED SECURITIES:  7.25% Corporate Units

NUMBER OF DESIGNATED SECURITIES:

         NUMBER OF FIRM SECURITIES:   6,000,000

         MAXIMUM NUMBER OF OPTIONAL SECURITIES:   900,000

PURCHASE PRICE BY UNDERWRITER:  $24.25 per Corporate Unit

PRICE TO PUBLIC PER CORPORATE UNIT:  $25

GROSS SPREAD PER CORPORATE UNIT:  3.00%

REFERENCE PRICE (CLOSING PRICE OF COMPANY COMMON STOCK ON DECEMBER 16,
2002):  $7.23

THRESHOLD APPRECIATION PRICE:  $8.8206

PAYMENT DATES:  February 16, May 16, August 16, November 16

CONTRACT ADJUSTMENT PAYMENT DATES:  February 16, May 16, August 16, November 16

PURCHASE CONTRACT SETTLEMENT DATE:  February 16, 2006

AGGREGATE PRINCIPAL AMOUNT OF NOTES:  $150,000,000

AGGREGATE PRINCIPAL AMOUNT OF NOTES (IF THE UNDERWRITERS PURCHASE ALL OF THE OPTIONAL SECURITIES): $172,500,000

MATURITY OF THE NOTES:  February 16, 2008

INTEREST RATE ON THE NOTES:  6.60%

STOCK EXCHANGE LISTING:  New York Stock Exchange

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:  Federal (same day) funds

FORM OF DESIGNATED SECURITIES:



                                     SII-1

     Book-entry only form represented by one or more global securities deposited with The Depository Trust Company ("DTC") or its designated custodian for trading in the Same Day Funds Settlement System of DTC, and to be made available for checking by the Representatives at least twenty-four hours prior to the Time of Delivery at DTC.

TIME OF DELIVERY:

     10:00 a.m. (New York City time) on December 20, 2002, or at such other time and date as the Representatives and the Company may agree to in writing

CLOSING LOCATION:

     Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York 10017

NAMES AND ADDRESSES OF REPRESENTATIVES:

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
World Financial Center - North Tower
250 Vesey Street
New York, New York 10080

MORGAN STANLEY & CO. INCORPORATED
1585 Broadway
New York, New York 10036



                                     SII-2

                                    ANNEX II

     FORM OF OPINION OF DEBEVOISE & PLIMPTON TO BE DELIVERED PURSUANT TO SECTION 7(C) OF THE UNDERWRITING AGREEMENT GENERAL TERMS AND CONDITIONS

     1. The Company is validly existing as a corporation in good standing under the laws of the State of Delaware and has the corporate power and authority to own its property and to conduct its business as described in the Prospectus.

     2. Each of the Purchase Contract Agreement, the Pledge Agreement, the Base Indenture, the First Supplemental Indenture, the Remarketing Agreement, the Equity Units, the Purchase Contracts and the Notes conform as to legal matters to the descriptions thereof contained in the Prospectus.

     3. Each of the Purchase Contract Agreement and the Pledge Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event (as defined in the Purchase Contract), the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities (as defined in the Purchase Contract Agreement) or (3) the applicable ownership interest of the Treasury Portfolio (as defined in the Purchase Contract Agreement), as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Equity Units; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company. In addition, applicable state laws and interpretations may affect the validity or enforceability of certain remedies provided for in the Pledge Agreement, but such limitations do not, in our opinion, make the remedies provided for therein inadequate for the practical realization of the rights and benefits intended to be provided thereby (subject to the other qualifications expressed in this letter).

     4. The Designated Securities to be issued and sold by the Company to the Underwriters hereunder have been duly authorized by the Company and, when



                                     AII-1
executed by the Company and authenticated by the Purchase Contract Agent in accordance with the provisions of the Purchase Contract Agreement and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement and the Pricing Agreement will be entitled to the benefits of the Purchase Contract Agreement and will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms except as the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting creditors' rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); provided, however, that upon the occurrence of a Termination Event, the Bankruptcy Code (11 U.S.C. ss.ss. 101-1330, as amended) should not substantively limit the provisions of Sections 3.15 and 5.06 of the Purchase Contract Agreement or Section 5.04 of the Pledge Agreement that require termination of the Purchase Contracts and release of the Collateral Agent's security interest in (1) the Notes, (2) the Treasury Securities or (3) the applicable ownership interest of the Treasury Portfolio, as applicable, and the transfer of such securities to the Purchase Contract Agent, for the benefit of the Holders of the Corporate Units; provided further, however, that no opinion is expressed as to whether a court exercising bankruptcy jurisdiction might issue a temporary restraining order or provide other interim relief that would delay the exercise of such termination right for a period of time pending final adjudication of any challenge to the exercise of such right during a bankruptcy case involving the Company; and the Designated Securities conform as to legal matters in all material respects to the description thereof in the Prospectus.

     5. The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

     6. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Equity Units, the Purchase Contracts, the Notes, the Indenture, the Purchase Contract Agreement, the Pledge Agreement, the Remarketing Agreement, this Underwriting Agreement and the Pricing Agreement (collectively the "TRANSACTION DOCUMENTS") and the consummation of the transactions therein contemplated will not result in a violation of any provision of New York or Federal law or of the General Corporation Law of the State of Delaware or the Amended and Restated Certificate of Incorporation or bylaws of the Company and no consent, approval, authorization or order of, or qualification with, any United States, Delaware (but only to the extent such would be required by the General Corporation Law of the State of Delaware), or New York governmental body or agency is required for the performance by the Company of its obligations under each of the Transaction Documents to which it is a party, except such as have been obtained under the Securities Act and the Securities Exchange Act of 1934, as amended, and such as



                                     AII-2
may be required by the securities, insurance or Blue Sky laws of the various States or any foreign jurisdiction in connection with the offer and sale of the Securities by the Underwriters, except that we express no opinion as to the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus except to the limited extent stated in paragraph 10 below.

     7. The Notes have been duly authorized by the Company and, when executed and authenticated by the Trustee in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters as part of the Corporate Units in accordance with the terms of the Underwriting Agreement and the Pricing Agreement, will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding in law or equity), and will be entitled to the benefits of the Indenture.

     8. The Indenture (including the First Supplemental Indenture) has been duly qualified under the Trust Indenture Act of 1939, as amended; the Indenture (including the First Supplemental Indenture) has been duly authorized, executed and delivered by the Company; and assuming due authorization, execution and delivery by the Trustee, the Indenture is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforceability thereof may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (ii) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

     9. The Remarketing Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the other parties thereto, is a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as
(i) the enforceability thereof may be limited by (a) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect affecting creditors' rights generally and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding at law or in equity) and (ii) rights to indemnification and contribution contained therein may be limited by state and federal securities laws or the public policy underlying such laws.

     10. The statements (a) in the Prospectus under the captions "Description of the Equity Units," "Description of the Purchase Contracts,"



                                     AII-3

"Certain Provisions of the Purchase Contracts, the Purchase Contract Agreement and the Pledge Agreement," "Description of the Notes," "Description of Our Other Indebtedness," "U.S. Federal Income Tax Consequences," "ERISA Considerations," and "Underwriting" (with respect solely to the description of the Underwriting Agreement contained therein); (b) in the Base Prospectus under the captions "Description of Debt Securities," "Description of the Capital Stock of The Phoenix Companies, Inc." and "Description of Stock Purchase Contracts and Stock Purchase Units"; and (c) in the Registration Statement in Item 15, in each case insofar as such statements purport to summarize the legal matters or certain provisions of the documents and proceedings referred to therein, are accurate and fair in all material respects.

     11. The Company is not and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an "investment company" as such terms are defined in the Investment Company Act.

     12. The Registration Statement and the Prospectus excluding the documents incorporated by reference therein (except for financial statements and notes thereto and schedules and other financial and statistical data and supporting schedules included therein or omitted therefrom, as to which such counsel need express no opinion) comply as to form in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     13. (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus as amended or supplemented with respect to the Designated Securities and (ii) the Rights, if any, issuable upon satisfaction of Holders' obligations under the Purchase Contracts have been duly authorized and, when and if issued in accordance with the terms of the Purchase Contract Agreement and the Rights Agreement, will have been validly issued and will conform to the description thereof in the Prospectus as amended or supplemented with respect to the Designated Securities.

     Such counsel shall also state that, although he or she has not himself or herself checked the accuracy and completeness of or otherwise verified, and is not passing upon and assume no responsibility for the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph 10 above, in the course of such counsel's review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its




                                     AII-4
independent accountants, but without independent check or verification, no facts have come to such counsel's attention which cause such counsel to believe that the Registration Statement (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel needs express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and related schedules and other financial and statistical data therein, as to which such counsel needs express no belief), as of its date and as of the date of this opinion, contained or contains any untrue statement of a material act or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.





                                     AII-5

                                    ANNEX III

[Opinion of Tracy L. Rich]


     1. Each of the Company and each subsidiary of the Company listed on Annex A hereto (each a "Significant Subsidiary") is validly existing as a corporation, life insurance company or a limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation, or organization, as the case may be, except to the extent that the failure to be so incorporated, organized or existing or in good standing would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries taken as a whole (the "Phoenix Enterprise").

     2. Each of the Company and each Significant Subsidiary has the power, corporate or otherwise, and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise.

     3. The Company has an authorized capitalization as set forth in the Prospectus under the caption "Capitalization," and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable.

     4. All of the issued shares of capital stock of each Significant Subsidiary have been duly and validly authorized and issued, are fully paid and nonassessable and, with respect to the issued shares of capital stock of each Significant Subsidiary, are owned directly or indirectly by the Company, in the percentages set forth on Annex A hereto, free and clear of all liens, encumbrances, equitable claims or other adverse claims.

     5. The Company and its subsidiaries (A) are in compliance with any and all applicable Environmental Laws, (B) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (C) are in compliance with all terms and conditions of any such permit, license or approval, except in the case of clause
(A), (B) and (C) where such noncompliance would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise.

     6. Each of the Company and its subsidiaries has all necessary consents, licenses, authorizations, approvals, exemptions, orders, certificates and permits (collectively, the "Consents") of and from, and has made all filings and




                                     AIII-1
declarations (collectively, the "Filings") with, all insurance regulatory authorities, all Federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, necessary to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Prospectus, except where the failure to have such Consents or to make such Filings would not, individually or in the aggregate, have a material adverse effect on the Phoenix Enterprise. All such Consents and Filings are in full force and effect, the Company and its subsidiaries are in compliance with such Consents and neither the Company nor any of its subsidiaries has received any notice of any inquiry, investigation or proceeding that would reasonably be expected to result in the suspension, revocation or limitation of any such Consent or otherwise impose any limitation on the conduct of the business of the Company or any of its subsidiaries, except as set forth in the Prospectus or any such failure to be in full force and effect, failure to be in compliance with, suspension, revocation or limitation which would not, singly or in the aggregate, have a material adverse effect on the Phoenix Enterprise. To my knowledge, no insurance regulatory agency or body has issued any order or decree impairing, restricting or prohibiting the payment of dividends by Phoenix Life or any other subsidiary of the Company that is an insurance company to its parent which order or decree would have individually or in the aggregate, a material adverse effect on the Phoenix Enterprise. Each of the Company and each subsidiary thereof that is required to be organized or licensed or licensed as an insurance company in its jurisdiction of corporation is in compliance with, and conducts its businesses in conformity with, all applicable insurance laws and regulations, except where the failure to so comply or conform would not have a material adverse effect on the Phoenix Enterprise.

     7. After due inquiry, I do not know of any legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries are a party or to which any of the properties of the Company or any of its subsidiaries is subject that are required to be described in the Registration Statement or the Prospectus and are not so described or of any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.

     8. The Underwriting Agreement and the Pricing Agreement have been duly authorized, executed and delivered by the Company.

     9. The execution and delivery by the Company of, and the performance by the Company of its obligations under the Transaction Documents and the consummation of the transactions therein contemplated will not violate any provision of New York law, the Amended and Restated Certificate of Incorporation, the by-laws of the Company or any agreement or other instrument filed by the Company with the Commission, or any judgment, order or decree of



                                     AIII-2
any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except that such counsel need not express an opinion as to the accuracy or completeness of the statements contained in the Registration Statement or the Prospectus.

     10. The documents incorporated by reference in the Prospectus (other than the financial statements and supporting schedules included therein or omitted therefrom, as to which such counsel needs express no opinion), when they became effective or were filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Securities Exchange Act of 1934, as amended, or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder, and based upon specified participation of such counsel in connection with the preparation of the Registration Statement, such counsel has no reason to believe that any of such documents, when they became effective or were so filed, as the case may be, contained, in the case of a registration statement which became effective under the Act, an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and in the case of other documents which were filed under the Act or the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein in the light of the circumstances under which they were made when such documents were so filed, not misleading; and such counsel does not know of any amendment to the Registration Statement required to be filed or any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented or required to be described in the Registration Statement or the Prospectus as amended or supplemented which are not filed or incorporated by reference or described as required; it being understood that such counsel needs express no opinion as to the financial statements or other financial data included in any of the documents mentioned in this clause and that such counsel may state that he has not independently verified factual statements in any such document;

     11. (i) The shares of Common Stock to be issued and sold by the Company pursuant to the Purchase Contracts have been duly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Pricing Agreement and the Purchase Contract Agreement, will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Prospectus as amended or supplemented with respect to the Designated Securities and (ii) the Rights, if any, issuable upon satisfaction of Holders' obligations under the Purchase Contracts have been duly authorized and, when and if issued in accordance with the terms of the Purchase Contract Agreement and the Rights Agreement, will have been validly issued and will conform to the description thereof in the Prospectus as amended or supplemented with respect to the Designated Securities.



                                     AIII-3

     12. No consent, approval, authorization or order of, or qualification with any New York governmental body or agency pursuant to the insurance laws of New York is required for the performance by the Company of its obligations under each of the Transaction Documents to which it is a party, except such as have already been obtained.

     13. None of the Company or any of its subsidiaries is and, after giving effect to the offering and sale of the Designated Securities and the application of the proceeds thereof as described in the Prospectus, will be, required to register as an "investment company" as such terms are defined in the Investment Company Act.

     14. The statements in the Prospectus under the caption "Regulation," insofar as such statements purport to summarize the legal matters or certain provisions of the documents and proceedings referred to therein, are accurate and fair in all material respects.

     Such counsel shall also state that, although he or she has not himself or herself checked the accuracy and completeness of, or otherwise verified, and is not passing upon and assumes no responsibility for the accuracy or completeness of, the statements contained in the Registration Statement or the Prospectus, except to the limited extent stated in paragraph 14 above, in the course of such counsel's review and discussion of the contents of the Registration Statement and the Prospectus with certain officers and employees of the Company and its independent accountants, but without independent check or verification, no facts have come to such counsel's attention which cause such counsel to believe that the Registration Statement (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading, or that the Prospectus (other than the financial statements and notes thereto, other financial and statistical data and supporting schedules contained therein or omitted therefrom, as to which such counsel need express no belief), as of its date and as of the date of such counsel's opinion, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.



                                     AIII-4

                                    ANNEX IV


                           [Form of Lock-Up Agreement]

                                                        December 16, 2002


Merrill Lynch, Pierce, Fenner & Smith Incorporated
World Financial Center - North Tower
250 Vesey Street
New York, NY 10080

Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

As Representatives of the several Underwriters

           Re: Proposed Public Offering by The Phoenix Companies, Inc.

Dear Sirs and Mesdames:

     The undersigned understands that Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MERRILL LYNCH") and Morgan Stanley & Co. Incorporated ("MORGAN STANLEY" and together with Merrill Lynch, the "REPRESENTATIVES") propose to enter into an Underwriting Agreement (the "UNDERWRITING AGREEMENT") with The Phoenix Companies, Inc., a Delaware corporation (the "COMPANY"), providing for the public offering (the "PUBLIC OFFERING") by the several Underwriters, including the Representatives (the "UNDERWRITERS"), of 6,000,000 Equity Units initially consisting of 6,000,000 Corporate Units (the "UNITS").

     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the "PROSPECTUS"), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Equity Units, Purchase Contracts or shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK") or any securities convertible into or exercisable or exchangeable for the Equity Units, the Purchase Contracts or shares of Common Stock or (2) enter into any



                                     AIV-1
swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Equity Units, the Purchase Contracts or shares of Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (i) offers, sales, gifts, assignments or transfers of shares of Common Stock or options to purchase shares of Common Stock made to (A) members of the immediate family of the undersigned, (B) corporations, partnerships, limited liability companies or other entities to the extent such entities are wholly-owned by the undersigned and/or members of the immediate family of the undersigned, (C) charitable organizations, or (D) pledges of shares of Common Stock to a bank or other financial institution, solely to the extent that in the case of clauses (A), (B), (C) and (D) each recipient agrees to be bound by the restrictions set forth herein, (ii) transfers of shares of Common Stock or options to purchase shares of Common Stock made to any trust for the direct or indirect benefit of the undersigned or any party listed in (i) above, provided that the trustee of the trust agrees to be bound by the restrictions set forth herein, or (iii) the exercise of options and transfers of shares of Common Stock to the Company used to pay taxes applicable to the exercise of options and reloading those options in accordance with the Company's stock option arrangements. In addition, the undersigned agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of the undersigned's shares of Common Stock except in compliance with the foregoing restrictions.

     The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned's heirs, legal representatives, successors and assigns.




                                     AIV-2

     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

                                        Very truly yours,


                                        --------------------------------------
                                        (Name)


                                        --------------------------------------
                                        (Address)





                                     AIV-3

                                     ANNEX V


SIGNIFICANT SUBSIDIARY                          COMPANY'S OWNERSHIP INTEREST
----------------------                          ----------------------------
Phoenix Life Insurance Company                             100%
PM Holdings, Inc.                                          100%
PHL Variable Insurance Company, Inc.                       100%
Phoenix Investment Partners, Ltd.                          100%




                                      AV-1